           As filed with the Securities and Exchange Commission October 19, 2000
                                                        Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           _______________________

                              TIBCO SOFTWARE INC.
            (Exact name of Registrant as specified in its charter)
                             ____________________

           DELAWARE                                             77-0449727
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               3165 Porter Drive
                              Palo Alto, CA 94304
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ____________________

                      Extensibility, Inc. 2000 Stock Plan
                            (Full name of the plan)

                             ____________________

                                Paul G. Hansen
                            Chief Financial Officer
                               3165 Porter Drive
                             Palo Alto, CA  94304
                                (650) 846-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ____________________

                                  Copies to:
                              Brian C. Erb, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

                             ____________________


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    Proposed            Proposed
                                                 Amount             Maximum             Maximum              Amount of
           Title of Securities to                 to be           Offering Price        Aggregate           Registration
               be Registered                  Registered/(1)/        Per Share        Offering Price            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be
issued upon exercise of options granted
and outstanding under the Extensibility,
Inc. 2000 Stock Plan.......................       106,877             $1.89 (2)          $202,013               $53.33
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee of options granted and outstanding, based on the weighted average exercise price of the outstanding options as of October 13, 2000, which average is $1.89.

================================================================================

                              TIBCO SOFTWARE INC.
                      REGISTRATION STATEMENT ON FORM S-8
                                    PART II

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by TIBCO Software Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Annual Report on Form 10-K for the year ended November 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended February 29, 2000, May 31, 2000, and August 31, 2000, respectively, filed pursuant to Section 13(a) of the Exchange Act.

          3. The Registrant's Current Report on Form 8-K filed on September 9, 2000.

          4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 1, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

     The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

     Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

Item 7.  Exemption from Registration

     Not applicable.

Item 8.  Exhibits.

    Exhibit
    Number                    Description
----------- -------------------------------------------------------------------
      4.1   Extensibility, Inc. 2000 Stock Plan.
      5.1   Opinion of counsel as to legality of securities being registered.
     23.1   Consent of PRICEWATERHOUSE COOPERS LLP, independent auditors.
     23.2   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).
     24.1   Power of Attorney (contained on signature page).

Item 9.   Undertakings.

     (a)  The Registrant hereby undertakes:

          (i) To file, during any period which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 13th day of October, 2000.

                                    TIBCO SOFTWARE INC.

                                    By: /s/ Paul G. Hansen
                                       _______________________________________
                                       Paul G. Hansen
                                       Executive Vice President, Finance and
                                       Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul G. Hansen as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                     Title                               Date
---------------------------------------  ---------------------------------------------  ---------------------
/s/ Vivek Ranadive                       President, Chief Executive Officer, Chairman      October 13, 2000
_______________________________________  of the Board and Director (Principal
Vivek Ranadive                           Executive Officer)

/s/ Paul G. Hansen                       Executive Vice President, Finance, and Chief      October 13, 2000
_______________________________________  Financial Officer (Principal Financial
Paul G. Hansen                           Officer)

/s/ Ginger M. Kelly                      Corporate Controller and Chief Accounting         October 13, 2000
_______________________________________  Officer (Principal Accounting Officer)
Ginger M. Kelly

/s/ Yogen K. Dalal                       Director                                          October 13, 2000
_______________________________________
Yogen K. Dalal

               Signature                                     Title                               Date
---------------------------------------  ---------------------------------------------  ---------------------
/s/ Peter Job                                                                            October 12, 2000
_______________________________________  Director
Peter Job

/s/ Edward R. Kozel                                                                      October 13, 2000
_______________________________________  Director
Edward R. Kozel

/s/ Donald J. Listwin                                                                    October 13, 2000
_______________________________________  Director
Donald J. Listwin

/s/ Larry W. Sonsini                                                                     October 11, 2000
_______________________________________  Director
Larry W. Sonsini

_______________________________________  Director
Matthew Szulik

/s/ David G. Ure                                                                         October 13, 2000
_______________________________________  Director
David G. Ure

_______________________________________  Director
Michelangelo Volpi

/s/ Philip K. Wood                                                                       October 13, 2000
_______________________________________  Director
Philip K. Wood

                               INDEX TO EXHIBITS

    Exhibit
    Number                            Description
---------------  ---------------------------------------------------------------
      4.1        Extensibility, Inc. 2000 Stock Plan.
      5.1 Opinion of counsel as to legality of securities being registered.
     23.1        Consent of PRICEWATERHOUSE COOPERS LLP, independent auditors.
     23.2        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
                 Exhibit 5.1).
     24.1        Power of Attorney (contained on signature page).